EQUITY CONTRIBUTION AGREEMENT

THIS EQUITY CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2009, by and among III to I Maritime Partners Cayman I, L.P., a Cayman Islands exempted limited partnership (the “Partnership”), I-A Suresh Capital Maritime Partners Limited, a Cyprus company limited by shares (“I-A Suresh”), III to I International Maritime Solutions Cayman, Inc., a Cayman Islands exempted limited liability company (the “Class C Shareholder”), Suresh Capital Maritime Holdings, LLC, a Delaware limited liability company (the “Class B Shareholder” and together with the Class C Shareholder, the “Shareholders”), Suresh Capital Partners, LLC, a Delaware limited liability company (“SCP”), and The Maritime Funding Group, Inc. Irrevocable Trust (“MFG,” and together with SCP, the “Members”).

Recitals

A.            The Partnership holds fifty (50) Class A Shares of I-A Suresh.

B.             The Class B Shareholder holds one (1) Class B Share (the “Class B Share”) of I-A Suresh.

C.             The Class C Shareholder holds one (1) Class C Share (the “Class C Share”) of I-A Suresh.

D.            The Members own 100% of the Class B Shareholder.

E.            The Shareholders desire to contribute (the “Contribution”), pursuant to this Agreement and Sections 12.1(b) and 12.1(c) of that certain Amended and Restated Shareholders Agreement of I-A Suresh, dated effective as of January 1, 2009, by and among the Partnership, as the Managing Shareholder, the Class B Shareholder and the Class C Shareholder, as the Co-Managing Shareholder, (the “I-A Suresh Shareholder Agreement”), their respective Class B Share and Class C Share to the Partnership (together, the “Contributed Shares”).

F.            As consideration for the Contribution of the Contributed Shares to the Partnership: (i) at the direction of the Class B Shareholder, the Partnership will admit such Members as limited partners to the Partnership and will issue one thousand (1,000) Class D Units to each of the two (2) Members, issuable in connection with the Second Amended and Restated Agreement of Limited Partnership, to be entered into at a future date subject to the approval of a Majority in Interest (as defined in the Partnership’s current Amended and Restated Agreement of Limited Partnership, dated as of November 15, 2006 (the “Current Partnership Agreement”)) of the Partnership’s Limited Partners (as defined in the Current Partnership Agreement), by and among the Class C Shareholder, as the general partner (the “General Partner”) and the other parties from time to time party thereto (the “Second Amended and Restated Partnership Agreement”), in substantially the same form as the draft attached hereto as Exhibit A (collectively, the “Received Class D Units”), and (ii) the Class C Shareholder shall receive the additional rights given to the General Partner under the Second Amended and Restated Partnership Agreement.

G.            In connection with the Contribution, the Shareholders desire and agree to become a party to, and be bound by the terms and conditions of, the Second Amended and Restated Partnership Agreement provided that in the case of the Class C Holder, it has in its capacity as General Partner, received approval of a Majority in Interest.

Agreement

In consideration of the premises, mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto hereby agree as follows:

ARTICLE I

CONTRIBUTION OF THE SECURITIES

1.1           Contribution.  On the terms and subject to the conditions of this Agreement:

(a)           Immediately upon the execution of the Second Amended and Restated Partnership Agreement by the General Partner on its own behalf and on behalf of the Partnership’s Limited Partners, the Contribution shall be deemed to be consummated and effective (the “Effective Time”).  Immediately thereafter, the Shareholders shall surrender to the Partnership the following documents:

(i)           the cancelled share certificates of the Contributed Shares in the name of the Class B Shareholder and Class C Shareholder, respectively;

(ii)          instruments of transfer of the Class B Share and the Class C Share, duly executed by the Class B Shareholder and the Class C Shareholder, respectively;

(iii)         a resolution of the board of directors of I-A Suresh approving the transfer of shares;

(iv)         a resolution of the shareholders of I-A Suresh approving the transfer of shares;

(v)          an extract of the register of members of I-A Suresh evidencing the Partnership as the new registered shareholder of the Contributed Shares; and

(vi)         the new share certificates in the name of the Partnership.

(b)           Within five business days after receipt of the share certificates of the Contributed Shares pursuant to Section 1.1(a) of this Agreement and executed copies of an agreement to be bound by the terms of the Second Amended and Restated Partnership Agreement signed by each of the Members pursuant to Section 1.3 of this Agreement, the Partnership will admit such Members to the Partnership as limited partners and shall issue to each of the Members a certificate evidencing one thousand (1,000) Class D Units of the Partnership, in exchange for the Contributed Share, duly registered in the name of each such Member.

2

(c)           Each of the parties to this Agreement acknowledges that, for the purposes of Cayman Islands law, this Agreement is binding on the date hereof and the Contribution will take effect on the Effective Time.  However, notwithstanding the foregoing, each of the parties to this Agreement hereby agree that, upon the adoption of the Second Amended and Restated Partnership Agreement and the consummation of the Contribution, their respective rights, duties and obligations pursuant to this Agreement and their ownership in I-A Suresh shall have retrospective effect as between the parties to this Agreement from the Effective Time of the Second Amended and Restated Partnership Agreement (as defined therein).

(d)           Together, the Members own 100% of the Class B Shareholder.  The Class B Shareholder hereby directs the Partnership to issue the Class D Units that it would have received directly to its Members, SCP and MFG.  As a result, SCP and MFG shall each receive one thousand (1,000) Class D Units of the Partnership or, with the consent of the Class C Shareholder (as General Partner of the Partnership), any assignee of either such Member provided such assignee enters into an agreement (in form and substance satisfactory to the Class C Shareholder) to be bound by this Agreement.  Each of the Members has executed this Agreement and agrees to be bound by its terms.

1.2           Effects of Contribution.  Immediately upon the Effective Time, title to each of the Contributed Shares shall be deemed to be transferred to the Partnership, any and all rights of the Shareholders to receive accrued but unpaid dividends or other distributions on the Contributed Shares shall be deemed waived, and the Shareholders shall have no further rights as holder of the Contributed Shares contributed hereunder or otherwise with respect to any of the Contributed Shares.

1.3           Execution of the Second Amended and Restated Partnership Agreement.  Each of the Members, as the new Class D Limited Partners (as defined in the Second Amended and Restated Partnership Agreement), agrees to return to the Partnership signed copies of a subscription agreement or other agreement to be bound by the terms of the Second Amended and Restated Partnership Agreement immediately after the Effective Time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND MEMBERS

As a material inducement to the Partnership to enter into this Agreement, each of the Shareholders and the Members hereby severally represent and warrant to the Partnership that:

2.1           Authorization.  Such Shareholder or Member has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

3

2.2           Ownership of Shares; Title; Consent of the Members.  Such Shareholder is the sole record and beneficial owners of their respective Contributed Shares, which have been duly authorized, validly issued and are fully paid.  The Contributed Shares are free and clear of all liens, claims, security interests, encumbrances and transfer restrictions, other than transfer restrictions under any agreement between such Shareholder and I-A Suresh imposing restrictions on transfer.  Such Shareholder will transfer and deliver to the Partnership good and valid title to their respective Contributed Shares, free and clear of all liens, claims, security interests and rights of third parties.  Each Member hereby (a) consents to the Contribution by the Class B Shareholder and agrees to be bound by the terms of this Agreement and the Second Amended and Restated Partnership Agreement, (b) confirms that they are the only Members of the Class B Shareholder, and (c) acknowledges that all necessary action by the Class B Shareholder and/or the Members to approve the Contribution has been taken.

2.3           Purchase Entirely for Own Account.  The Received Class D Units will be acquired for investment by each of the Members for such Member’s own accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Each of the Members has no present intention of selling, granting any participation in, or otherwise distributing the same.  Neither of the Members has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Received Class D Units.

ARTICLE III

MISCELLANEOUS

3.1           The Shareholders’ Waivers.  The Shareholders and the Members hereby irrevocably waive (i) any preemptive, first refusal right or other similar rights under the I-A Suresh Shareholder Agreement or any other agreement between I-A Suresh and the Shareholders in connection with the Contribution of the Contributed Shares, and (ii) any restriction on the Partnership under the I-A Suresh Shareholder Agreement in connection with the Partnership’s consummation of the transactions contemplated hereby.

3.2           Amendment and Waiver.  This Agreement may be amended and any provision of this Agreement may be waived only if such amendment or waiver is set forth in writing and executed by each of the Partnership, the Shareholders and the Members.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

4

3.3           Consent.  The Partnership, acting in its capacity as the Managing Shareholder of I-A Suresh and pursuant to Section 12.1(c) of the I-A Suresh Shareholder Agreement, hereby (i) consents to the Contribution and (ii) waives any notice requirements of such Contribution as required in the I-A Suresh Shareholder Agreement and all other restrictions or conditions precedent contained therein.  The Class B Shareholder, as Co-Managing Shareholder of I-A Suresh, hereby consents to the transactions described herein and waives any rights it may have pursuant to the I-A Suresh Shareholder Agreement or otherwise.

3.4           Termination of Shareholders Agreement.  The parties agree that, as sole shareholder of I-A Suresh upon the Effective Time, the I-A Suresh Shareholders Agreement shall be terminated effective immediately upon the Effective Time.

3.5           Terms of Second Amended and Restated Partnership Agreement’s Transfer Restrictions.  Each of the Members has received and reviewed the form, terms and provisions of the draft Second Amended and Restated Partnership Agreement attached hereto as Exhibit A.  Each of the Members agrees to be subject to the provisions of the final Second Amended and Restated Partnership Agreement, including any changes from the draft attached hereto that are deemed necessary or advisable by the General Partner so long as such changes do not materially adversely affect the economic rights of the Class D Limited Partners as set forth in the draft, as Class D Limited Partners upon consummation of the Contribution.  Each of the Members acknowledges the transfer and other restrictions as set forth in the Second Amended and Restated Partnership Agreement.  Each of the Members hereby represents that it is an “accredited investor” as that term is defined under Rule 501 of Regulation D as promulgated under the Securities Act of 1933.  Each Member further agrees to execute a subscription agreement or other agreement in form and substance satisfactory to the General Partner and to take other actions as required by the General Partner to become a party to the Second Amended and Restated Partnership Agreement.

3.6           Further Acts.  The parties hereto agree, at the request of Partnership, at or after the execution of this Agreement, that they will, without further consideration, promptly execute and deliver to the Partnership, or cause to be executed and delivered to the Partnership, such assignments, consents, share transfer instruments and other instruments to consummate the Contribution and the other transactions contemplated by this Agreement, including, without limitation, the instruments listed in Section 1.1(a) hereof, in form and substance satisfactory to the Partnership, as the Partnership may reasonably deem necessary to implement any provision of this Agreement.

3.7           Binding Agreement; Assignment.  The provisions of this Agreement shall inure to the benefit of and be binding upon the Partnership, the Shareholders and the Members; provided, however, that neither party may assign its rights or delegate its duties hereunder without the prior written consent of the other parties hereto except as set forth in Section 1.1(d) hereof.  Any purported assignment in violation of this Section 3.7 shall be void and of no force or effect.

3.8           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

5

3.9           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

3.10         Headings; Interpretation.  The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.  Whenever the term “including” is used in this Agreement (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of one or more items or matters, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, such items or matters.

3.11         Entire Agreement.  This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

3.12         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

3.13         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.

[Signature page follows]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXECUTED AS A DEED BY

THE PARTNERSHIP:

III TO I MARITIME PARTNERS CAYMAN I, L.P.

By:	III to I International Maritime Solutions Cayman, Inc., its General Partner

By:	/s/
Darrell Cain, Director

In the presence of:

/s/
Witness

[Signature Page S-1 to Equity Contribution Agreement]

EXECUTED AS A DEED BY

THE CLASS C SHAREHOLDER:

III TO I INTERNATIONAL MARITIME SOLUTIONS CAYMAN, INC.

By:	/s/
Darrell Cain, Director

In the presence of:

/s/
Witness

[Signature Page S-2 to Equity Contribution Agreement]

EXECUTED AS A DEED BY

THE CLASS B SHAREHOLDER:

SURESH CAPITAL MARITIME HOLDINGS, LLC

By:	/s/
Siva Suresh, President

In the presence of:

/s/
Witness

[Signature Page S-3 to Equity Contribution Agreement]

EXECUTED AS A DEED BY

The MEMBERS:

SURESH CAPITAL PARTNERS, LLC

By:	/s/
Name:	Siva Suresh
Title:	Chief Executive

In the presence of:

/s/
Witness

THE MARITIME FUNDING GROUP, INC. IRREVOCABLE TRUST

By:	/s/
Kalman M Carmel, Trustee

By:	/s/
Charles L. Carmel, Trustee

In the presence of:

/s/
Witness

[Signature Page S-4 to Equity Contribution Agreement]

AGREED AND ACKNOWLEDGED AND EXECUTED AS A DEED BY

I-A SURESH:

I-A SURESH CAPITAL MARITIME PARTNERS LIMITED

By:	III to I Maritime Partners Cayman I, L.P., as Managing Shareholder

By:	III to I International Maritime Solutions Cayman, Inc., its general partner

By:	/s/
Darrell Cain, Director

In the presence of:

/s/
Witness

EXECUTED AS A DEED BY

SURESH CAPITAL MARITIME HOLDINGS, LLC, as Co-Managing Shareholder

By:	/s/
Siva Suresh, President

In the presence of:

/s/
Witness

[Signature Page S-5 to Equity Contribution Agreement]